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                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, DC 20549




                                     FORM 8-K


                                  CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                 Date of report (Date of earliest event reported)
                                   July 13, 1999


                                   CRIIMI MAE Inc.
               (Exact Name of Registrant as Specified in its Charter)


          Maryland                       1-10360              52-1622022
(State or other jurisdiction           (Commission           (I.R.S. Employer
       of incorporation)               File Number)        Identification No.)



                                   11200 Rockville Pike
                               Rockville, Maryland  20852
  (Address of principal executive offices, including zip code, of Registrants)

                                     (301) 816-2300
                 (Registrants' telephone number, including area code)

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Item 5.  Other Events

         Attached as an exhibit to this Current Report of Form 8-K is a press release issued by the Company on July 13, 1999. The press release is hereby incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         The following exhibit is filed as a part of this Current Report on Form 8-K:

(c)      Exhibit

             99.1     Press Release issued by CRIIMI MAE Inc. on July 13, 1999.


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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                              CRIIMI MAE Inc.



/s/ July 13, 1999                                     /s/ Cynthia O. Azzara
-----------------                              by:   ------------------------
                                               its:  Chief Financial Officer/
                                                       Senior Vice President

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                                    EXHIBIT INDEX

Exhibit
No.                                         Description
-------------------------------------------------------------------------------

*99.1             Press Release issued by CRIIMI MAE Inc. on July 13, 1999.


*Filed herewith.


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EXHIBIT 99.1

Contact:   Susan B. Railey
                  For shareholders and securities brokers
                  (301) 468-3120
                  Andrew P. Blocher
                  For institutional investors
                  (301) 231-0371
                  James T. Pastore                   FOR IMMEDIATE RELEASE
                  For news media
                  (202) 546-6451

                CRIIMI MAE WORKING TO FINALIZE EQUITY PROPOSAL;
            FILES MOTION FOR AN ORDER TO EXTEND EXCLUSIVITY PERIOD

ROCKVILLE, MARYLAND, July 13, 1999 - CRIIMI MAE Inc. (NYSE: CMM) filed a motion with the Bankruptcy Court to extend for an additional two months the Company's exclusive period to file a plan of reorganization. The exclusive period is currently scheduled to terminate on August 2, 1999. The Company indicated in its motion that it was in negotiations with a substantial party to finalize an agreement for an equity investment of up to $200 million. This party is continuing its due diligence review of the Company. This investment would be part of an approximately $920 million funding of a plan of reorganization consisting of the private placement of equity, bank financing and the issuance of high yield debt. Although there can be no assurances, the Company's financial advisor, Wasserstein Perella & Co., expects that an agreement can be executed by the end of July.

On October 5, 1998 CRIIMI MAE and two affiliates filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Before filing for reorganization, CRIIMI MAE had been actively involved in acquiring, originating, securitizing and servicing multi-family and commercial mortgages and mortgage related assets throughout the United States. Since filing for Chapter 11 protection, CRIIMI MAE has suspended its loan origination, loan securitization and commercial mortgage-backed securities ("CMBS") acquisition businesses. The Company, however continues to hold a substantial portfolio of subordinated CMBS and, through its servicing affiliate, acts as a servicer for its own as well as third party securitizations.

Note: Except for historical information, forward looking statements contained in this release involve a variety of risks and uncertainties. These risks and uncertainties include the continued instability of the capital markets, the trends in the CMBS market, the ability of CRIIMI MAE to obtain additional capital, competitive pressures, the effect of future losses on CRIIMI MAE's need for liquidity, the effects of the bankruptcy proceeding on CRIIMI MAE's ongoing business, the action of CRIIMI MAE's creditors, the ability to execute a definitive agreement with the party referenced above, the successful completion of due diligence by such party, the provisions of any plan of reorganization approved by the Bankruptcy Court and the outcome of litigation to which the Company is a party, as well as the risks and uncertainties that are set forth from time to time in the CRIIMI MAE's SEC reports, including the report on Form 10-K for the year ended December 31, 1998 and the Form 10-Q for the quarter ended March 31, 1999.

More information on CRIIMI MAE is available on its website - www.criimimae.com.